UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934
__________________

April 14, 2014
Date of Report (Date of Earliest event reported)

BROADLEAF CAPITAL PARTNERS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	814-00175	86-0490034
(State or other Jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3887 Pacific Street, Las Vegas, NV	89121
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(702) 650-3000

                                    N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)   Not applicable.

(b) Effective April 14, 2014, J. Michael King, our President, resigned.

(c)  (1)   Effective April 14, 2014, Damon L. Wagley was elected President and a director of  the Company.

 (2)     Damon L. Wagley, 50, President and Director.  From June 1988 to present, Mr. Wagley has been employed by Wagley Offshore-Onshore, Inc. of Port Hueneme, California, a family owned oil and gas exploration company founded by his father in 1952.  Mr. Wagley's current position is Executive Vice President.  His responsibilities include the management of bids and implementation of awarded contracts, specifically oversight of fabrication and construction projects at an onshore fabrication shop.  He has been involved in the drilling of 39 onshore and offshore wells and related work in Texas, California and the North Sea..  From March 2007 to present, he has served as President of G.O.G. Fields,  Inc. of Lockhart, Texas.  His duties include the exploration, production and sales of oil in and around the Central Texas area as well as maintaining compliance wlth local regulatory entities such as Texas Railroad Commission, Texas State Comptroller, Texas Seccretary of State and Texas DOT.  He also oversaw the acquisition of G.O.G. Fields, Inc. for an international IPO based in Frankfurt, Germany.  From April 2011 until March 31, 2014, Mr. Wagley served as President of Texas Gulf Oil & Gas, Inc.  On April 14, 2014, following the acquisition of certain assets of Texas Gulf Oil & Gas, Inc. by  Texas Gulf Exploration & Production, Inc., a wholly owned subsidiary of the Company, on March 31, 2014, Mr. Wagley was named President and Director of the Company as well as President and a director of its subsidiary, Texas Gulf Exploration & Production, Inc.

 (3)         Not applicable.

(d) See sub-paragraph (c), above.

(e)   Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

          Date:  April 14, 2014                                                                                                BROADLEAF CAPITAL PARTNERS, INC.

By: Damon L. Wagley
Name: Damon L. Wagley
Title:   President